UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________________________
FORM 8-K
__________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2022
_______________________________
NanoString Technologies, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North
Seattle, Washington 98109
(Address of principal executive offices, including zip code)

(206) 378-6266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
  ____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NSTG	The NASDAQ Stock Market LLC
(The NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐
Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 15, 2022, the board of directors (the “Board”) of Nanostring Technologies, Inc. (the “Company”), upon recommendation from the nomination and corporate governance committee of the Board, voted to appoint Teresa Foy, Ph.D. as a director of the Company, effective as of April 18, 2022. Dr. Foy was appointed as a Class I director with a term expiring at the Company’s 2023 annual meeting of stockholders and was also appointed to the compensation committee of the Board.
There are no transactions and no proposed transactions between Dr. Foy or any member of her immediate family and the Company or its subsidiaries, and there is no arrangement or understanding between Dr. Foy and any other person or entity pursuant to which Dr. Foy was appointed as a director of the Company.
In addition, on April 13, 2022, Dr. Robert Hershberg, M.D., Ph.D, a member of the Board, notified the Company of his resignation from the Board effective as of April 18, 2022, and the Board accepted his resignation. Dr. Hershberg’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
As a result of Dr. Hershberg’s resignation from the Board, which included his resignation from the nominating and corporate governance committee of the Board, and following the appointment of Dr. Foy to the compensation committee, the membership of such committees is as follows:

Compensation Committee	Nominating and Corporate Governance Committee
Gregory Norden (Chair)	Chad Waite (Chair)
Teresa Foy	Dana Rollison
Kirk Malloy	William Young
William Young
In accordance with the terms of the Company’s outside director compensation policy, Dr. Foy is eligible to participate in the Company’s standard compensation arrangements for non-employee members, which consists of cash and equity compensation for service on the board of directors and committees thereof. Dr. Foy received an initial grant of 11,524 restricted stock units on April 18, 2022 and is entitled to receive a $40,000 annual cash retainer, to be paid in four equal installments at the end of each calendar quarter (prorated for service during a portion of the quarter). In addition, Dr. Foy is entitled to receive a $7,500 annual cash retainer for her service on the compensation committee of the board of directors, to be paid in four equal installments at the end of each calendar quarter (such payments to be pro rated for service during a portion of such quarter).
Outside Director Compensation Policy
The Outside Director Compensation Policy was adopted in connection with the Company’s initial public offering in June 2013 and has been amended from time to time, most recently in April 2022. The philosophy underlying the Company’s Outside Director Compensation Policy is to provide reasonable compensation to the Company’s non-employee directors that is appropriately aligned with the Company’s peers and is commensurate with the services and contributions of the non-employee directors. All directors will be reimbursed for expenses in their capacities as directors in accordance with the Company’s standard expense reimbursement policy. The Outside Director Compensation Policy consists of the following components.
Equity Compensation
On the date of each year’s annual stockholders’ meeting, each non-employee director will receive annual equity grants valued at $225,000, consisting of restricted stock units, except that grants to non-employee directors with less than 12 months of continuous service as of the annual shareholders meeting will be prorated to reflect their applicable portion of a full year of service prior to such meeting. All of the shares underlying the annual equity grants will vest in full on the date that is the earlier of the one year anniversary of the date of grant or the date immediately prior to the next annual stockholders meeting, subject to continued service as a director through the vesting date, and subject to the change in control provisions of the Company’s 2013 Equity Incentive Plan (which are described below). The number of restricted stock units will be determined by dividing the dollar value of the grant by the average closing price of a share of Company common stock for the period starting on the date that is 30 calendar days prior to the grant date and ending on (and inclusive of) the calendar day prior to such grant date.
Upon joining the Company’s board of directors, each non-employee director will be automatically granted on their start date as a non-employee director an initial grant of restricted stock units valued at $375,000. The shares underlying the initial grant vest one-third each year over three years on the anniversary of the grant date, subject to continued service as a director through each vesting date, and subject to the change in control provisions of the Company’s 2013 Equity Incentive
Plan, which are described below. The number of restricted stock units will be determined by dividing the dollar value of the grant by the average closing price of a share of Company common stock for the period starting on the date that is 30 calendar days prior to the grant date and ending on (and inclusive of) the calendar day prior to such grant date.
Awards granted under the outside director compensation policy are granted pursuant to, and subject to the other terms and conditions of, the Company’s 2013 Equity Incentive Plan. Under the Company’s 2013 Equity Incentive Plan, the vesting of each grant described above accelerates in full in connection with a “change in control” as defined in our 2013 Equity Incentive Plan, if the service of an outside director is terminated on or following a change in control, other than pursuant to a voluntary resignation of the director that is not at the request of the acquirer. In addition, our 2013 Equity Incentive Plan provides that no non-employee director may be granted, in any fiscal year, stock-settled equity awards with a grant date fair value (determined in accordance with GAAP) of more than $500,000, with this limit increased to $1,000,000 in connection with his or her initial service, or cash-settled awards with a grant date fair value of more than $175,000, increased to $350,000 in connection with his or her initial service.
Cash Compensation
Each non-employee director receives an annual cash retainer of $40,000 for serving on the board of directors. In addition to the annual retainer, the chairperson of the board of directors receives an additional cash retainer of $40,000, and the chairpersons of the board’s audit committee, compensation committee and nominating and corporate governance committee are entitled to an additional cash retainer of $20,000, $15,000 and $10,000 per year, respectively. Non-chair members of the audit committee, compensation committee and nominating and corporate governance committee are entitled to an additional cash retainer of $10,000, $7,500 and $5,000 per year, respectively. All cash payments are to be made in four equal installments at the end of each calendar quarter during which such individual served as a director (such payments to be prorated for service during a portion of such quarter).
A press release announcing the resignation of Dr. Hershberg and the appointment of Dr. Foy to the Boardis attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated April 18, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

Date:	April 18, 2022	By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer